_____________________________________________________________________________



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                       DATE OF REPORT:  JANUARY 22, 1997




                         COMMISSION FILE NUMBER 1-9026


                          COMPAQ COMPUTER CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





                 DELAWARE                             76-0011617
     (STATE  OR  OTHER  JURISDICTION  OF          (I.R.S.  EMPLOYER
     INCORPORATION  OR  ORGANIZATION)            IDENTIFICATION  NO.)




                      20555 SH 249, HOUSTON, TEXAS 77070
                                (281) 370-0670
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)







    =======================================================================

Item  5.    Other  Events
     The Registrant's news release dated January 22, 1997, with respect to its financial results for the quarter and year ended December 31, 1996, including an unaudited consolidated balance sheet as of December 31, 1996, and an unaudited consolidated statement of income for the quarter and year ended December 31, 1996 is attached and incorporated herein by reference.





                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                 Compaq  Computer  Corporation


Date:  January  22,  1997                        By:     /s/    Earl  Mason
                                                         ------------------
                                                         Earl  Mason,  Senior
                                                         Vice  President,
                                                         Finance and  Chief
                                                         Financial  Officer



COMPAQ  COMPUTER  CORPORATION          P.O.  BOX  692000
PUBLIC  RELATIONS  DEPARTMENT          HOUSTON,  TX      77269-2000
TEL  281-514-0484
     FAX  281-514-4583

     HTTP://WWW.COMPAQ.COM

NEWS  RELEASE



FOR  IMMEDIATE  RELEASE
-----------------------

             COMPAQ'S FOURTH QUARTER EARNINGS INCREASE 43 PERCENT;
                  SALES SET QUARTERLY RECORD AT $5.4 BILLION

     HOUSTON, Jan. 22, 1997 - Compaq Computer Corporation (NYSE:CPQ) today announced net income of $462 million for the fourth quarter ended December 31, 1996, an increase of 43 percent over the 1995 fourth quarter. Earnings per share rose to $1.64,compared with $1.17(1)reported in the fourth quarter of 1995. Compaq's worldwide sales grew 15 percent to $5.4 billion, compared with $4.7 billion reported in the fourth quarter of 1995.

     Net income for 1996 was $1.3 billion, an increase of 28 percent(1)over 1995. Earnings per share rose to $4.66, compared with $3.74(1) reported last
year.    Compaq's  worldwide  sales grew 23 percent to $18.1 billion, compared with  $14.8  billion  reported  in  1995.

     "These results reflect an excellent fourth quarter and outstanding year for Compaq," said Eckhard Pfeiffer, President and Chief Executive Officer, Compaq Computer Corporation. "We're very pleased with the consistency of our financial progress, especially with the improvements in earnings and the growth of gross margins to 24.4 percent in the fourth quarter."

     Earl Mason, Senior Vice President and Chief Financial Officer, said, "Our continued emphasis on asset management reduced Compaq's inventory by $1.0 billion, compared with the fourth quarter of 1995, increased inventory turns from 6.5 to 12.4, and decreased Days Sales Outstanding from 60 to 53. Taken together, these operational improvements lifted our cash balance 436 percent from $745 million in the previous year to $4.0 billion. These excellent results contributed to fourth quarter return on invested capital of 59 percent, providing a continued increase in shareholder value."


(1)Excludes a $241 million ($.87) non-recurring,non-tax deductible charge for purchased in-process technology in connection with the acquisitions during the fourthquarter of 1995.


OUTLOOK
     "We expect strong growth throughout 1997," said Pfeiffer. "Compaq is in a position to gain market share and increase profits. We enter 1997 with the strongest, broadest, most Internet-enabled, and cost-effective product line in our history. We're clearly focused on the high-growth segments of the information technology industry with products like our new industry-standard NT-based professional workstations-a market segment that's forecast to grow more than 40 percent a year out to 2000. Just as important, we've integrated more and more of our hardware, management software, and enterprise services into complete solutions. We will continue to improve our product mix as we expand our ability to compete effectively in distributed enterprise and Internet-based computing. Our continued focus on asset management will give us the ability to take advantage of our competitive position and global leadership to benefit customers and shareholders."

COMPANY  BACKGROUND
     Compaq Computer Corporation, a Fortune 100 company, is the fifth largest computer company in the world and the largest global supplier of personal computers, delivering useful innovation through products that connect people with people and people with information. The company is an industry leader in
environmentally  friendly  programs  and  business  practices.    Compaq  is
strategically organized to meet the current and future needs of its customers, offering Internet and enterprise computing solutions, networking products, commercial PC products and consumer PCs. As the leader in distributed enterprise solutions, Compaq has shipped over a million servers. In 1996, the company reported worldwide sales of $18.1 billion. Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products can be found at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.

     This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the timely development, production, and acceptance of new products; responses to pricing actions and promotional programs; continued competitive factors and pricing pressures; changes in product mix; and inventory risks due to shifts in market demand. Further information on the factors that could affect the company's financial results are included in the company's SEC filings, including the Form 10-Q for the quarter ended September 30, 1996, and the Form 10-K for the year 1996, which will be filed shortly.

     (Attached is the Consolidated Balance Sheet and Statement of Income.)

                                #     #     #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For  further  editorial  information,  contact:
Compaq  Computer  Corporation          Bob  Beach          281-514-0484
bbeach@bangate.compaq.com
Miller/Shandwick  Technologies          Donna  Ruane          617-536-0470
druane@miller.shandwick.com





                          COMPAQ COMPUTER CORPORATION
                          CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)


                                    ASSETS

                                                      DECEMBER 31, DECEMBER 31,
                                                             (IN MILLIONS)

                                                                  1996    1995
                                                               -------  ------
Current assets:
   Cash and cash equivalents                                   $ 2,920  $  745
   Short-term investments                                        1,073
   Accounts receivable, net                                      3,168   3,141
   Inventories                                                   1,152   2,156
   Deferred income taxes                                           761     365
   Prepaid expenses and other current assets                        95     120
                                                               -------  ------
        Total current assets                                     9,169   6,527
Property, plant, and equipment, less accumulated depreciation    1,172   1,110
Other assets                                                       185     181
                                                               $10,526  $7,818
                                                               =======  ======






                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
   Accounts payable                                              $ 1,962  $1,379
   Income taxes payable                                              322     190
   Other current liabilities                                       1,568   1,111
                                                                 -------  ------
        Total current liabilities                                  3,852   2,680
                                                                 -------  ------
Long-term debt                                                       300     300
                                                                 -------  ------
Deferred income taxes                                                230     224
                                                                 -------  ------
Stockholders' equity:-
    Preferred stock, $.01 par value
        (authorized: 10 million shares; issued: none)
    Common stock and capital in excess of $.01 par value
        (authorized: 1 billion shares; issued and outstanding:
       273.6 million shares at December 31, 1996 and
       267.1 million shares at December 31, 1995)                  1,107     890
    Retained earnings                                              5,037   3,724
       Total stockholders' equity                                  6,144   4,614
                                                                 $10,526  $7,818
                                                                 =======  ======









                             COMPAQ COMPUTER CORPORATION
                          CONSOLIDATED STATEMENT OF INCOME
                                     (UNAUDITED)


                                 YEAR ENDED     QUARTER ENDED
                                 DECEMBER 31,     DECEMBER 31,
                               ------------     ------------
                                                1996      1995   1996      1995
                 ----               ----               ----                ----
                            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


Sales                                         $18,109  $14,755  $5,422   $4,701
Cost of sales                                  13,913   11,367   4,099    3,682
                                                4,196    3,388   1,323    1,019
                                              -------  -------  -------  ------

Selling, general, and administrative expense    1,912    1,594     572      469
Research and development costs                    407      270     105       81
Purchased in-process technology (1)                        241              241
Other income and expense, net                       1       95     (15)      21
                                                2,320    2,200     662      812
                                              -------  -------  -------  ------
Income before provision for income taxes        1,876    1,188     661      207
Provision for income taxes                        563      399     199      125
Net income                                    $ 1,313  $   789  $  462   $   82
                                              =======  =======  =======  ======

Earnings per common and common equivalent share:
           Primary                            $  4.72  $  2.88  $ 1.64   $ 0.30
                                              =======  =======  =======  ======
           Assuming full dilution             $  4.66  $  2.87  $ 1.64   $ 0.30
                                              =======  =======  =======  ======

Shares used in computing earnings per common
    and common equivalent share:
           Primary                              278.3    273.6   282.1    276.0
                                              =======  =======  =======  ======
           Assuming full dilution               281.4    275.0   282.1    276.0
                                              =======  =======  =======  ======




(1) Represents a $241 million ($.87 per share) non-recurring, non-tax deductible charge for purchased in-process technology in connection with the NetWorth and Thomas-Conrad acquisitions during the fourth quarter of 1995.

